EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2015-NXS1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, BellOak, LLC, as Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, LNR Partners, LLC, as Special Servicer for Eastgate Two Phases VIII-X Mortgage Loan prior to April 24, 2023, Greystone Servicing Company LLC, as Special Servicer for Eastgate Two Phases VIII-X Mortgage Loan on and after to April 24, 2023, Wilmington Trust, National Association, as Trustee for the Eastgate Two Phases VIII-X Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Eastgate Two Phases VIII-X Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Eastgate Two Phases VIII-X Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Eastgate Two Phases VIII-X Mortgage Loan, LNR Partners, LLC, as Special Servicer for Eastgate One Phases I-VII & XII Mortgage Loan prior to April 24, 2023, Greystone Servicing Company LLC, as Special Servicer for Eastgate One Phases I-VII & XII Mortgage Loan on and after to April 24, 2023, Wilmington Trust, National Association, as Trustee for the Eastgate One Phases I-VII & XII Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Eastgate One Phases I-VII & XII Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Eastgate One Phases I-VII & XII Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Eastgate One Phases I-VII & XII Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Gateway Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Gateway Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Trust Advisor for the Gateway Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gateway Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Gateway Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 100 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 100 West 57th Street Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the 100 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 100 West 57th Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 100 West 57th Street Mortgage Loan.

Dated: March 14, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)